EXHIBIT 23.3

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                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Wachovia Corporation Stock Plan of our report dated January 15, 1992 relating to the financial statements of South Carolina National Corporation and subsidiaries for the year ended December 31, 1991, which is incorporated by reference in Wachovia Corporation's Annual Report on 10-K for the year ended
December 31, 1993.



PRICE WATERHOUSE

Columbia, South Carolina
April 26, 1994